EXHIBIT 99

FORM 3 JOINT FILER INFORMATION

Name of
"Reporting Persons":  Redpoint Omega, L.P. ("RO LP")
    Redpoint Omega Associates, LLC ("ROA LLC")
    Redpoint Omega, LLC ("RO LLC")

Address of
"Reporting Persons":  3000 Sand Hill Road
    Building 2, Suite 290
    Menlo Park, California  94025

Designated Filer:   Redpoint Omega, L.P.

Issuer and Ticker Symbol:  Answers Corporation (ANSW)

Date of Event:   June 16, 2008

Each of the following is a Joint Filer with RO LP and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form
3:

RO LLC is the general partner of RO LP and has sole voting and investment control over the shares owned by RO LP.  RO LP may be deemed to be under common control with ROA LLC.  ROA LLC holds shares as nominee for its members.

All Reporting Persons disclaim beneficial ownership of securities of Answers
Corporation held by RO LP and ROA LLC, except to the extent of their respective pecuniary interest therein.  The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of
1934, or otherwise, any of the Reporting Persons are the beneficial owner of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above has designated Redpoint Omega, L.P.
as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.  Each Reporting
Person has appointed Redpoint Omega, LLC as its attorney in fact for the purpose of making reports relating to transactions in Answers Corporation securities.

Redpoint Omega, LLC

By:  /s/ William Allen Beasley
Name:    William Allen Beasley
Title:   Managing Director

Redpoint Omega, L.P.

By:  /s/  William Allen Beasley
Name:    William Allen Beasley
Title:   Managing Director

Redpoint Omega Associates, LLC

By:  /s/  William Allen Beasley
Name:    William Allen Beasley
Title:  Manager